Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-56400 of H&R Block, Inc. on Form S-8 of our report dated May 20, 2013, relating to the financial statements and supplemental schedule of the H&R Block Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the H&R Block Retirement Savings Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
May 20, 2013